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                                                                    EXHIBIT 12.1

               COMPUTATION OF RATIOS OF EARNINGS TO FIXED CHARGES

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                                                                                    PRO FORMA
                                                                   --------------------------------------------
                                                                                        Three month periods
                                    FISCAL YEAR ENDED                                          ended
                         ----------------------------------------- FISCAL YEAR ENDED --------------------------
                           1993     1994     1995   1996    1997         1997        July 7, 1996  July 6, 1997
                         --------  -------  ------ ------- ------- ----------------- ------------  ------------
                                                  (DOLLARS IN THOUSANDS, EXCEPT RATIOS)
Interest expense........ $  1,320  $ 1,543  $1,998 $ 1,722 $ 1,621      $12,369         $ 3,113       $ 3,113
Amortization of debt
 issue costs............      --       --      --      --      --         1,571             394           394
Estimated interest
 portion of rent
 expense................      166      172     200     296     508          508             127           125
                         --------  -------  ------ ------- -------      -------         -------       -------
Fixed charges........... $  1,486  $ 1,715  $2,198 $ 2,018 $ 2,129      $14,448         $ 3,634       $ 3,632
                         ========  =======  ====== ======= =======      =======         =======       =======
Income (loss) before
 provision for income
 taxes.................. $(12,623) $(6,419) $7,487 $11,965 $22,108      $ 8,789         $ 2,688       $(1,053)
Fixed charges...........    1,486    1,715   2,198   2,018   2,129       14,448           3,634         3,632
                         --------  -------  ------ ------- -------      -------         -------       -------
Earnings................ $(11,137) $(4,704) $9,685 $13,983 $24,237      $23,237         $ 6,322       $ 2,579
                         ========  =======  ====== ======= =======      =======         =======       =======
Ratio of earnings to
 fixed charges..........      --       --     4.4x    6.9x   11.4x         1.6x            1.7x           --
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